                                                                      Exhibit 25


                                   FORM T-1
           ========================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           ------------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)__________

                           ------------------------

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

        New York                                    13-5160382
(Jurisdiction of incorporation                   (I.R.S. employer
 if not a U.S. national bank)                   identification No.)

     One Wall Street                                   10286
      New York, NY                                   (Zip Code)
  (Address of principal
   executive offices)


                           ------------------------

                       Crown Castle International Corp.
              (Exact name of obligor as specified in its charter)

          Delaware                                         76-0470458
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                         identification No.)

    510 Bering Drive, Suite 500                               77057
        Houston, Texas                                      (Zip Code)
(Address of principal executive offices)


                           ------------------------

                         9-3/8% Senior Notes due 2011
                      (Title of the indenture securities)


           ========================================================

                                    GENERAL


1.   General Information
     -------------------

     Furnish the following information as to the trustee:


     (a) Name and address of each examining or supervising authority to which it is subject.

            Superintendent of Banks of the State of New York, New York, New York and Albany, New York
            Federal Reserve Bank of New York, New York, New York
            Federal Deposit Insurance Corporation, Washington D.C.
            New York Clearing House Association, New York, New York

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Crown Castle International Corp. currently is not in default under any of its outstanding securities for which The Bank of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  List of Exhibits
     ----------------

     T-1.1  --        A copy of the Organization Certificate of the Bank of New
                      York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed with the Commission pursuant to the Trust Indenture
                      Act of 1939, as amended by the Trust Indenture Reform Act of 1990, by Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and
                      1b to Form T-1 filed with Registration Statement No. 33-
                      21672 and Exhibit 1 to Form T-1 filed with Registration
                      Statement No. 33-29637.

     T-1.2  --        Included in Exhibit T-1.1.

     T-1.3  --        Included in Exhibit T-1.1.

     T-1.4  --        A copy of the existing By-Laws of The Bank of New York is
                      incorporated by reference to Exhibit T-1.4 to Form T-1 filed with the Commission pursuant to the Trust Indenture
                      Act of 1939, as amended by the Trust Indenture Reform Act of 1990, by Registration Statement No. 33-31019.

     T-1.6  --        The consent of the trustee required by Section 321(b) of
                      the Trust Indenture Act of 1939, as amended by the Trust
                      Indenture Reform Act of 1990 is incorporated by reference to Exhibit T-1.6 to Form T-1 by Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.

     T-1.7  --        A copy of the latest report of condition of the trustee
                      pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             --------------------


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 19th day of June, 2001.

THE BANK OF NEW YORK, Trustee

By: /s/ Van Brown
    ------------------------
    Van Brown
    Vice President

                                                                   Exhibit T-1.7

                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of One Wall Street, New York, N.Y. 10286
                   And Foreign and Domestic Subsidiaries,


a member of the Federal Reserve System, at the close of business December 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


ASSETS                                                                                         Dollar Amounts
                                                                                                In Thousands

Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin......................................................                               $3,083,720
  Interest-bearing balances ......................................                                4,949,333
Securities:
 Held-to-maturity securities ...................................                                    740,315
 Available-for-sale securities .................................                                  5,328,981
Federal funds sold and Securities purchased
 under agreements to resell ....................................                                  5,695,708
Loans and lease financing receivables:
 Loans and leases, net of unearned
   income.......................................................                                 36,590,456
 LESS: Allowance for loan and
   lease losses.................................................                                    598,536
 LESS: Allocated transfer risk
   reserve......................................................                                     12,575
 Loans and leases, net of unearned income, allowance,
   and reserve..................................................                                 35,979,345
Trading Assets                                                                                   11,912,448
Premises and fixed assets (including
 capitalized leases)............................................                                    763,241
Other real estate owned.........................................                                      2,925
Investments in unconsolidated subsidiaries
 and associated companies.......................................                                    183,836
Customers' liability to this bank on
 acceptances outstanding........................................                                    424,303
Intangible assets...............................................                                  1,378,477
Other assets....................................................                                  3,823,797
                                                                                                -----------
Total assets....................................................                                $74,266,429
                                                                                                ===========


LIABILITIES
Deposits:
 In domestic offices ...............................            $28,328,548
 Noninterest-bearing................................             12,637,384
 Interest-bearing...................................             15,691,164
 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs............................             27,920,690
 Noninterest-bearing................................                470,130
 Interest-bearing...................................             27,450,560
Federal funds purchased and Securities sold
 under agreements to repurchase ....................              1,437,916
Demand notes issued to the U.S.Treasury ............                100,000
Trading liabilities.................................              2,049,818
Other borrowed money:
 With remaining maturity of one year or
  less .............................................              1,279,125
 With remaining maturity of more than one
  year through three years .........................                      0
 With remaining maturity of more than
  three years ......................................                 31,080
Bank's liability on acceptances executed and
 outstanding .......................................                427,110
Subordinated notes and debentures ..................              1,646,000
Other liabilities ..................................              4,604,478
                                                                -----------
Total liabilities ..................................            $67,824,765
                                                                ===========
EQUITY CAPITAL
Common stock .......................................              1,135,285
Surplus ............................................              1,008,775
Undivided profits and capital reserves .............              4,308,492
Net unrealized holding gains (losses) on
 available-for-sale securities .....................                 27,768
Accumulated net gains (losses) on cash flow
 hedges ............................................                      0
Cumulative foreign currency translation
 adjustments .......................................                (38,656)
                                                                -----------
Total equity capital ...............................              6,441,664
                                                                -----------
Total liabilities and equity capital ...............            $74,266,429
                                                                ===========

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                           Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Alan R. Griffith              Directors
Gerald L. Hassell